POWER OF ATTORNEY

Know all by these presents, that the

undersigned hereby constitutes and appoints

Douglas W. Campbell, Linda Danner or

Kimberly Stafford, signing

singly, the undersigned's true and lawful

attorney-in-fact to:

1. prepare, sign, acknowledge, deliver

and file for and on behalf of the

undersigned, in the undersigned's

capacity as an officer and/or

director of MSC.Software Corporation

(the "Company"), Forms 3, 4, and 5

and any amendments thereof in

accordance with Section 16(a) of the

Securities Exchange Act of 1934 and

the rules there under, with respect

to securities or contracts of (or

with respect to) the Company, and

Form ID or other information to

secure an access and any other code

and/or CIK number to permit my filing

via EDGAR;

2. do and perform any and all acts for

and on behalf of the undersigned that

may be necessary or desirable to

complete and execute any such Form 3,

4, or 5 and timely file such form

with the United States Securities and

Exchange Commission and any stock

exchange or similar authority;

3. seek or obtain, as my representative

and on my behalf, information

concerning transactions in or with

respect to the Company's securities

from any third party, including

brokers, employee benefit plans

administrators and trustees, knowing

that I hereby authorize any such

person to release any such

information to the attorney-in-fact

and approve any such release of

information; and

4. take any other action of any type

whatsoever in connection with the

foregoing which, in the opinion of

such attorney-in-fact, may be of

benefit to, in the best interest of,

or legally required by, the

undersigned, it being understood that

the documents executed by such

attorney-in-fact on behalf of the

undersigned pursuant to this Power of

Attorney shall be in such form and

shall contain such terms and

conditions as such attorney-in-fact

may approve in such attorney-in-

fact's discretion.

The undersigned hereby grants to each

such attorney-in-fact full power and authority to

do and perform any and every act and thing

whatsoever requisite, necessary, or proper to be

done in the exercise of any of the rights and

powers herein granted, as fully to all intents

and purposes as the undersigned might or could do

if personally present, with full power of

substitution or revocation, hereby ratifying and

confirming all that such attorney-in-fact, or

such attorney-in-fact's substitute or

substitutes, shall lawfully do or cause to be

done by virtue of this power of attorney and the

rights and powers herein granted.

This Power of Attorney authorizes, but

does not require, each such attorney-in-fact to

act in his or her discretion on information

provided to such attorney-in-fact without

independent verification of such information.

The undersigned acknowledges that the foregoing

attorneys-in-fact, in serving in such capacity at

the request of the undersigned, are not assuming,

nor is the Company assuming, any of the

undersigned's responsibilities to comply with

Section 16 of the Securities Exchange Act of 1934

or any liability I may have with respect to

transactions reported or reportable there under.

This Power of Attorney shall remain in

full force and effect until the earlier of (a)

ten years from the date of this Power of

Agreement or (b) the undersigned is no longer

required to file Forms 3, 4, and 5 with respect

to the undersigned's holdings of and transactions

in securities issued by the Company, unless

earlier revoked by the undersigned in a signed

writing delivered to the foregoing attorneys-in-

fact.

IN WITNESS WHEREOF, the undersigned has

caused this Power of Attorney to be executed as

of this 11th day of May, 2007.

___/RANDOLPH BRINKLEY/__________________

Signature

__ RANDOLPH BRINKLEY_____________________

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